EXHIBIT 10.2

Amendment Number Four to the
SunTrust Banks, Inc. 401(k) Excess Plan
Amended and Restated as of July 1, 1999

WHEREAS, SunTrust Banks, Inc. (the "Corporation") has adopted and currently sponsors the SunTrust Banks, Inc. 401(k) Excess Plan, as amended and restated effective July 1, 1999 and subsequently amended (the "Excess Plan"); and

WHEREAS, the Compensation Committee of the Corporation's Board of Directors has sole discretionary authority pursuant to Section 8.1 of the Excess Plan for the operation, interpretation and administration of the Excess Plan and is authorized and empowered pursuant to Section 9.8 to amend the Excess Plan; and

WHEREAS, the Compensation Committee pursuant to paragraph 8.1.5 of the Excess Plan has delegated authority to the Human Resources Director and other appropriate officers and to the Benefits Plan Committee and the Deferral Plan Committee, as applicable, or their delegates to take actions to adopt and implement certain amendments approved by the Compensation Committee on November 7, 2005, as well as other amendments that they may deem appropriate, without further authorization of the Compensation Committee except for any matters which counsel to the Corporation believes will have a material financial impact on SunTrust; and

WHEREAS, the undersigned is a Senior Vice President of the Corporation and a member of the Benefits Department and also a member of both the Benefits Plan Committee and the Deferral Plan Committee.

NOW THEREFORE, BE IT RESOLVED That Amendment Number Four to the Excess Plan, as set forth in the attached Exhibit 1, is adopted effective January 1, 2006.

IN WITNESS WHEREOF, the undersigned has executed this Amendment Number Four to the Excess Plan on this 30th day of December 2005.

ATTEST

By:	By:

Title:	Title:

Exhibit 1

AMENDMENT NUMBER FOUR TO THE
SUNTRUST BANKS, INC. 401(k) EXCESS PLAN
AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1999

The SunTrust Banks, Inc. 401(k) Excess Plan, as amended and restated effective July 1, 1999, and subsequently amended (the "Excess Plan"), is further amended as set forth below:

1.	The definition of "Compensation" in Section 1.10 amended to read as follows, effective January 1, 2006:

1.10	Eligible Compensation means, for purposes of the Excess Plan, Eligible Compensation as defined in the 401(k) Plan, from time to time, determined without regard to Code Section 401(a)(17) and modified in accordance with the provisions of paragraphs 2.2 and 2.3 of this Excess Plan.

2.	Section 2.2 of the Excess Plan is revised to read as follows, effective January 1, 2006:

2.2	Compensation Limit. Eligible Compensation taken into account for purposes of elective contributions and matching contributions under this Excess Plan shall be limited to two times the annual compensation limit for qualified plans under Code section 401(a)(17), as adjusted annually for increases in the cost-of-living.